                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                  (Green Valley Town & Country Shopping Center)

     This PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "AGREEMENT") is dated for reference purposes only as of FEBRUARY 26, 1997, and is made to be effective as of the Effective Date (as hereafter defined), by and between PICO ASSOCIATES, a Nevada General Partnership ("SELLER"), and PAN PACIFIC DEVELOPMENT (U.S.) INC., a Delaware corporation ("BUYER").

                                R E C I T A L S

     A. Seller is the owner of the Property (as hereafter defined), which consists of a shopping center project containing approximately 130,552 square feet of improvements, located at the northwest corner of Green Valley Parkway and Sunset Road in the City of Henderson, Nevada, as more particularly described in EXHIBIT A.

     B. Buyer desires to purchase the Property from Seller, and Seller desires to sell the Property to Buyer, on the terms and conditions set forth herein.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                                    ARTICLE I

                                 EFFECTIVE DATE

     This Agreement shall be effective on the day (the "EFFECTIVE DATE") when a fully executed copy of this Agreement (or a fully executed copy in counterparts) is deposited with Escrow Holder (as hereafter defined). Escrow Holder is hereby instructed to immediately notify each party to this Agreement of the Effective Date.

                                   ARTICLE II

                                   DEFINITIONS

     The following terms and references shall have the meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of the terms defined and to verbs of any tense):


                                       1.

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     (a)  ADDITIONAL RENTS" means amounts tenants may be obligated to pay as additional rent, including certain percentage rent, certain escalations in base rent, and certain pass-throughs of operating and similar expenses.

     (b)  "ALTA" means American Land Title Association.

     (c) "ALTA POLICY" means an ALTA extended coverage owner's policy of title insurance.

     (d)  "BALANCE" shall have the meaning set forth in SECTION 4.2(b).

     (e)  "BILL OF SALE" means a bill of sale as defined in ARTICLE III(c).

     (f) "BUSINESS DAY" means any day other than a Saturday, Sunday or a Holiday.

     (g) "CLOSING" means the consummation of the transactions contemplated by this Agreement.

     (h) "CLOSING DATE" means the date the Deed is recorded in the official records of CLARK COUNTY, NEVADA.

     (i)  "CONTRACTS" shall have the meaning set forth in ARTICLE III(d).

     (j)  "CONTRACT ASSIGNMENT" shall have the meaning set forth in ARTICLE
III(d).

     (k)  "DEED" shall have the meaning set forth in ARTICLE III(a).

     (l)  "DEPOSIT" shall have the meaning set forth in SECTION 4.2(a).

     (m) "DIMINUTION THRESHOLD" shall have the meaning set forth in SECTION 13.1(A)(i).

     (n) "DOCUMENTS" means the transfer documents attached as Exhibits to this Agreement.

     (o)  "EFFECTIVE DATE" shall have the meaning set forth in ARTICLE I.

     (p) "ENVIRONMENTAL LAWS" shall mean any and all presently existing federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of any federal, state or local governmental agency, court, board, bureau or other authority having jurisdiction with respect to or relating to the environment, to


                                       2.

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any Hazardous Substance or to any activity involving Hazardous Substances, and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, ET SEQ.), the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.) and all amendments thereto in effect as of the Closing Date.

     (q) "ESCROW HOLDER" means the Title Company (as hereafter defined) where escrow shall be established, whose address for this transaction shall be:

          Fidelity National Title Insurance Company
          500 North Rainbow Blvd., Suite 100
          Las Vegas, Nevada   89107

          Phone:  (702) 877-3003

     (r) "ESCROW PERIOD" means the period from and after the Effective Date through the Closing Date or any earlier termination of this Agreement.

     (s) "FF&E" means furniture, fixtures, equipment, machinery, appliances, fittings, and other removable articles of personal property of every kind and nature that are owned by Seller and used in the operation of the Property, including, without limitation, (i) furnishings, furniture, and equipment, (ii) art work and other decorative items, (iii) built-in appliances, and (iv) office furniture and equipment.


     (t) "GENERAL INTANGIBLES" means the Offsite Rights, the Permits, the Repair Warranties, and other intangible personal property rights of whatever nature (other than the rights evidenced by the Contracts) owned by Seller and used in the operation and maintenance of the Property.

     (u) "HAZARDOUS SUBSTANCES" shall mean and include any chemical, compound, material, mixture, waste or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity including any petroleum, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas). "Hazardous Substances" shall include, without limitation, any hazardous or toxic substance, material or waste or any chemical, compound or mixture which is (i) asbestos, (ii) motor oil, gasoline, petroleum or any petroleum by-product, (iii) designated as a "hazardous substance" pursuant to Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), (iv) defined as a "hazardous waste" pursuant to Section 6903 of the Federal


                                       3.

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Resource Conservation and Recovery Act, (42 U.S.C. Section 6901 ET SEQ., (v)
defined as "hazardous substances" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ.), or (vi) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302); or in any and all amendments thereto in effect as of the Closing Date; or such chemicals, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable local, state or federal Environmental Laws.

     (v) "HOLIDAY" means any day on which banking institutions in the State of California or the State of Nevada are authorized or obligated by law or executive order to close.

     (w)  "IMPROVEMENTS" shall have the meaning set forth in ARTICLE III(b).

     (x) "INFORMATION" means all documents, reports, studies, and other information or materials (including, without limitation, the Records) delivered or disclosed to Buyer by Seller or its agents.

     (y) "INSPECTION PERIOD" means the period from and after the Effective Date and ending at 4:00 p.m., Pacific Time, on the later of (i) forty-five (45) days after Buyer's receipt of all Information required to be delivered to Buyer pursuant to this Agreement, or (ii) such later date as may be required under the provisions of SECTION 7.3(c).

     (aa) "INVENTORY" means the stock of supplies and other consumables of every kind and nature that are owned by Seller and used exclusively in the operation and maintenance of the Property in the ordinary course of business.

     (ab) "IRC" means the United States Internal Revenue Code of 1986, as amended.

     (ac) "LAND" shall have the meaning set forth in ARTICLE III(a).


     (ad) "LEASE" means any lease, license, or other agreement for the occupancy, possession, or use of any space within the Property (including, without limitation, any rooms or other accommodations for guests or other transient occupants and any storage space, containers, or other facilities), including, without limitation, those leases described on EXHIBIT H attached hereto.

     (ae) "LEASE ASSIGNMENT" shall have the meaning set forth in ARTICLE III(e).


                                       4.

     (af) "OFFSITE RIGHTS" means any lease, license, or other agreement (other than a recorded easement) providing for the use of another's real property in conjunction with the operation of the Property (as, by way of illustration and not limitation, use for vehicular parking and/or access).

     (ag) "OWNER'S TITLE POLICY" means an ALTA Policy, in the amount of the Purchase Price.


     (ah) "PERMIT" means any permit, certificate, license, or other form of authorization or approval issued by a governmental agency or authority and legally required for the proper operation and use of the Property (including, without limitation, any certificates of occupancy with respect to the Improvements, elevator permits, conditional use permits, and zoning variances) to the extent held and assignable by Seller or otherwise transferable with the Property.

     (ai) "PERMITTED EXCEPTIONS" shall have the meaning set forth in SECTION
6.1.

     (aj) "PERSONAL PROPERTY" shall have the meaning set forth in ARTICLE
III(c).

     (ak) "PLANS AND SPECIFICATIONS" shall have the meaning set forth in SECTION 7.3(a).

     (al) "PROPERTY" shall have the meaning set forth in ARTICLE III.

     (am) "PRORATIONS" shall have the meaning set forth in SECTION 9.7(a).

     (an) "PTR" means a current preliminary title report concerning the Real Property issued by the Title Company.

     (ao) "PURCHASE PRICE" shall have the meaning set forth in SECTION 4.1.

     (ap) "REAL PROPERTY" shall have the meaning set forth in ARTICLE III(a).

     (aq) "RECORDS" means all books, records, correspondence, and other files that have been received or generated and maintained in the course of operating the Property that are in Seller's possession or control.

     (ar) "REPAIR WARRANTIES" means any written guaranties, warranties, or other obligations of any contractor, manufacturer, or vendor for the repair or maintenance of any of the Improvements or FF&E, to the extent assignable by Seller.

     (as) "REVENUES" shall have the meaning set forth in SECTION 9.7(a).



                                       5.

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     (at) "SERVICE CONTRACT" means any contract or other arrangement, written or oral, for the continuing provision of services relating to the improvement, maintenance, repair, protection, or operation of the Property.

     (au) "SURVEY" shall have the meaning set forth in SECTION 7.1(b).

     (av) "TENANT" means the tenant and occupant of, and another holder of a possessory right in, all or any portion of the Property pursuant to a Lease.

     (aw) "TENANT ESTOPPEL CERTIFICATES" means estoppel certificates in the form of EXHIBIT I, to be executed and delivered by each Tenant to Buyer as provided by Section 7.7.

     (ax) "TENANT NOTICES" means notices to the Tenants as defined in SECTION 9.5(d).

     (ay) "TITLE COMPANY" means Fidelity National Title Insurance Company.

                                 ARTICLE III

                         PROPERTY SUBJECT TO AGREEMENT

     Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, all of Seller's right, title, and interest in the following (collectively, the "PROPERTY"):

          (a) LAND - that certain land described in EXHIBIT A, and all appurtenant rights, privileges, and easements thereto owned by Seller (collectively, the "LAND"). The Land and the Improvements (collectively, the "REAL PROPERTY") shall be conveyed from Seller to Buyer pursuant to a Grant, Bargain & Sale Deed (the "DEED") substantially in the form of EXHIBIT B.

          (b) IMPROVEMENTS - all buildings, structures, fixtures, and other improvements located on the Land (collectively, the "IMPROVEMENTS").

          (c) PERSONAL PROPERTY - all personal property, if any, owned by Seller and used by Seller in the operation, maintenance, and management of the Real Property as of the Closing Date, including, without limitation, the FF&E, the Inventory, the Records, and the General Intangibles (collectively, the "PERSONAL PROPERTY"). The Personal Property shall be conveyed from Seller to Buyer pursuant to a Bill of Sale (the "BILL OF SALE") substantially in the form of EXHIBIT C.


                                       6.

          (d) CONTRACTS - all contracts and agreements in effect on the Closing Date, if any, including, without limitation, the Service Contracts (collectively, the "CONTRACTS"). Seller's interest in the Contracts shall be conveyed to Buyer pursuant to an Assignment and Assumption of Contracts, Permits and Other Rights (the "CONTRACT ASSIGNMENT") substantially in the form of EXHIBIT D.

          (e) LEASES - Seller's interest in all Leases in effect on the Closing Date. Seller's interest in the Leases shall be conveyed to Buyer pursuant to an Absolute Assignment and Assumption of Leases (the LEASE ASSIGNMENT") substantially in the form of EXHIBIT E.

                                   ARTICLE IV

                           PURCHASE PRICE, PAYMENT OF
                      PURCHASE PRICE AND LIQUIDATED DAMAGES

     4.1 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, Buyer agrees to pay, and Seller agrees to accept, as consideration for conveyance of the Property from Seller to Buyer, the sum of FIFTEEN MILLION THREE HUNDRED THOUSAND AND NO/100THS DOLLARS ($15,300,000.00) (the "PURCHASE PRICE").

     4.2  DEPOSIT.

          (a) Upon the full execution of this Agreement by Buyer and Seller, Buyer shall tender to Escrow Holder an earnest money deposit in the amount of TWENTY-FIVE THOUSAND AND NO/100THS DOLLARS ($25,000.00) (the "DEPOSIT"). The Deposit shall be tendered by certified check or cashier's check made payable to Escrow Holder or by wire transfer of current federal funds received and credited to the account of Escrow Holder.

               (b) Provided that Buyer does not terminate this Agreement pursuant to Article 7, Buyer shall tender to the Escrow Holder an additional earnest money deposit in the amount of SEVENTY-FIVE THOUSAND AND NO/100THS DOLLARS ($75,000.00), which shall become a part of the Deposit from and after the date of tender. Upon the satisfaction, or waiver by Buyer of all of Buyer's conditions precedent to closing as set forth in this Agreement, the Deposit shall become non-refundable to Buyer, except upon a failure of Seller to consummate the transactions contemplated by this Agreement in accordance with the terms and provisions hereof, or the failure, unless waived in writing by Buyer, of any other condition provided for in this Agreement for the benefit of Buyer.

     4.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer as below set forth:


                                       7.

     The Property is presently encumbered by a certain deed of trust and security agreement securing a loan in the original principal amount of $____________, with a principal balance of $_____________ as of March 1, 1997
(the "Existing Loan"). The Existing Loan is held presently by MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("Lender"). Seller hereby represents and warrants to Buyer with respect to the Existing Loan that:

          (i) The Existing Loan is assumable with the prior written consent of Lender and the payment to Lender of an assumption fee of one percent (1%) of the then existing principal balance;

          (ii) The Existing Loan is in full force and effect and there is no event of default existing thereunder or any event which with the passage of time or notice, or both, would constitute an event of default either by Seller or Lender;

          (iii) As of the Closing, all payments and the performance of all other obligations of Seller pursuant to the terms and provisions of the Existing Loan will be fully current; and


          (iv) The Existing Loan is a fixed rate loan with interest accruing at the rate of nine and seven-eighths percent (9.875%), payable in equal monthly installments of $101,789.00 based on an assumed thirty (30) year amortization of the principal balance of $11,500,000.00 as of November 1, 1993, all due and payable on October 1, 2000.

     Within ten (10) days after the Effective Date, Buyer, with the full cooperation of Seller, shall apply to Lender to assume the Existing Loan, and Buyer shall pay all costs incurred by Buyer and charged by Lender in accordance with the terms and provisions of the Existing Loan, including the assumption fee. Subject to the further provisions of this Agreement, Buyer shall assume the Existing Loan at Closing. Unless provided otherwise by the Existing Loan documents, it shall not be a requirement that Seller be released from its obligations under the Existing Loan pursuant to Buyer's assumption of the Existing Loan; but if Seller is not so released, Buyer shall indemnify and hold Seller and its general partners harmless from and against any and all liability for the performance of such obligations arising from and after the Closing.

     The difference between (x) the Purchase Price and (y) the principal balance of the Existing Loan at Closing plus the Deposit (such difference, the "Cash Balance") shall be paid by Buyer at Closing by certified or cashier's check drawn on an institutional depository acceptable to Escrow Holder or by current federal funds via wire transfer; provided, however, that the Cash Balance shall be subject to adjustments as provided for in Sections 9.7 and 9.8 hereof.


                                       8.

     4.4 INVESTMENT OF DEPOSIT. Escrow Holder shall place the Deposit in an interest-bearing account with a bank or savings association, the deposits of which are federally insured (up to the amount of ONE HUNDRED THOUSAND AND NO/DOLLARS ($100,000.00), as directed in writing by Buyer, with notice to Seller. All references in this Agreement to the Deposit shall include the interest thereon.

     4.5 DEPOSIT AS LIQUIDATED DAMAGES. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, ESCROW HOLDER, WITHOUT ANY FURTHER INSTRUCTION FROM EITHER SELLER OR BUYER, SHALL PAY TO SELLER THE DEPOSIT AND SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES. THE PARTIES FURTHER ACKNOWLEDGE THAT SELLER'S RETENTION OF THE DEPOSIT HAS BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A DEFAULT ON THE PART OF BUYER, OTHER THAN THE ADDITIONAL AND SEPARATE OBLIGATIONS OF BUYER UNDER SECTIONS 5.2, 15.2(b), AND 15.10 HEREOF, WHICH OBLIGATIONS SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. IN ADDITION, BUYER SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES IN THE EVENT OF A DEFAULT BY BUYER.

"Seller"                           "Buyer"

PICO ASSOCIATES                    PAN PACIFIC DEVELOPMENT (U.S.) INC.,
A NEVADA GENERAL PARTNERSHIP       A DELAWARE CORPORATION


____________________________       ____________________________________
By:  J. DANIEL FOX                 By:  STUART A. TANZ
Its: GENERAL PARTNER               Its: PRESIDENT & CHIEF EXECUTIVE OFFICER



                                       9.

                                    ARTICLE V

                                   INSPECTION

     5.1 DUE DILIGENCE REVIEW. Buyer, at its sole cost and expense, shall have the right to a Due Diligence Review in accordance with the following terms and conditions. A "DUE DILIGENCE REVIEW" means (a) an inspection, examination and evaluation of the Information, and (b) the conduction of physical tests, inspections and other investigations on the Property and all portions thereof leased by Tenants ("INSPECTION STUDIES"), all in order that Buyer may determine, in its sole and absolute judgment and discretion, whether the Property is acceptable to Buyer.

     5.2 RIGHT TO TERMINATE. Notwithstanding anything to the contrary in this Agreement, Buyer may terminate this Agreement by giving notice of termination to Seller on or before the termination of the Inspection Period. If Buyer duly exercises that right, then Escrow Agent is hereby instructed to return the Deposit to Buyer without further instruction from either Buyer or Seller. If Buyer does not give the notice of termination, this Agreement shall continue in full force and effect, subject, however, to Buyer's other termination rights hereunder. Seller acknowledges that Buyer may, but is not obligated to, expend time, money, and other resources in connection with the Due Diligence Review of the Property, and that, notwithstanding the fact that this Agreement may terminate pursuant to this Section 5.2 and other applicable provisions of this Agreement, such time, money, and other resources that may be expended constitute adequate consideration for Seller's execution of and entry into this Agreement.

     5.3  ACCESS & INQUIRIES.

          (a) Buyer and its representatives, agents and contractors shall have reasonable access to the Property, including all areas leased to Tenants, for the purpose of causing a survey of the Land and Improvements to be performed by a licensed surveyor, and conducting architectural, engineering, geotechnical, and environmental inspections and tests (including intrusive inspection and sampling), feasibility studies, and any other inspections, studies, or tests reasonably required to Buyer. Buyer shall keep the Property free and clear of any liens as a result of any entry on the Property pursuant to this Section 5.3(a).

          (b) During the pendency of this Agreement, Seller shall make available to Buyer, and Buyer and its representatives, agents and contractors shall have a continuing right of reasonable access to and the right to examine and make copies of, all books and records; construction plans; correspondence; documents; contracts; agreements; Leases, as well as resident ledger cards or Lease files with histories; and other materials relating to the Property in Seller's possession or control, including,


                                       10.

without limitation, the right to conduct a "walk-through" of the Property prior to the Closing upon appropriate notice to Tenants and subject to the rights of all Tenants under their Leases.

          (c) In the course of its Due Diligence Review, Buyer may make inquiries to third parties including, without limitation, Tenants, lenders, contractors, property managers, parties to the Information and Contracts, and municipal, local, and other government officials and representatives, and Seller consents to such inquiries.

     5.4  CONDUCT OF INSPECTIONS.

          (a) Any entry by Buyer onto the Property shall be subject to, and conducted in accordance with, all applicable laws, statues, rules and regulations and the terms of any Leases so as to avoid any material interference with the operations and occupancy of the Property and to avoid any material disturbance of any of the Tenants or the possessory rights of any of the Tenants. Buyer shall promptly restore the Property to its previous condition before any such inspections, studies, or tests were performed.

          (b) Buyer or its agents may undertake borings or other disturbances of the soil with Seller's prior written approval (not to be unreasonably withheld), provided that the soil borings and other disturbances shall be sealed and closed using materials and techniques that conform with all applicable laws, statutes, rules and regulations and industry and governmental standards, and the soil shall be recompacted to the condition immediately before any such borings were undertaken.

          (c) Notwithstanding any general liability or other insurance that may be maintained by Buyer, Buyer hereby agrees to indemnify, defend and hold harmless Seller and its partners and its and their partners, shareholders, directors, officers, employees, and agents and all Tenants from and against any claims, losses or damages (including attorneys' fees and costs) arising from or in connection with the due diligence and inspection activities conducted on the Property by Buyer and or its agents, including, without limitation, any damages to the Property or any property of any Tenant arising from or relating to any inspections, studies or tests performed by Buyer or its agents. The foregoing indemnification obligation of Buyer shall survive any termination of this Agreement or the delivery of the Deed and the transfer of title to the Property. If this Agreement is terminated, Buyer shall deliver to Seller, upon Seller's payment of Buyer's costs therefor, the results and copies of any and all surveys, reports, tests or studies made by or for Buyer with respect to the Property.

     5.5 NEW AGREEMENTS. During the period from the Effective Date until the Closing Date, and as a condition to Buyer's obligations to purchase the Property, Seller shall comply with the following:


                                       11.

          (a) Seller shall notify Buyer immediately of any agreement of Seller to (i) amend or terminate any Lease, tenancy, license or other right of occupancy or use for any portion of the Property or any assignment or sublet thereunder, (ii) consent to the assignment of any Leases or subleasing of any of the Property, or (iii) enter into any new Lease of the Property or any portion thereof. If Seller desires to take any action described in clause (i), (ii) or
(iii) of the immediately preceding sentence, without the prior written approval of Buyer, which approval shall not be withheld unreasonably, then Buyer may terminate this Agreement if Buyer determines in the reasonable exercise of its discretion that such action taken by Seller is unacceptable to Buyer. In the event Seller elects to seek Buyer's approval of any such matters, then Seller shall so notify Buyer, and if Buyer fails to notify Seller within ten (10) Business Days after Buyer's receipt of such notice of any objection Buyer has hereunder to any action described therein, then Buyer shall be deemed to have consented to such action.

          (b) Seller shall not, without the prior written consent of Buyer in each instance (such consent not to be unreasonably withheld), enter into any commitment, contract, option or other agreement of any kind with respect to the repair, maintenance or operation of the Property, unless such contracts, etc. have terms that expire prior to Closing.

                                   ARTICLE VI

                                TITLE TO PROPERTY

     6.1 TITLE. At the Closing, Seller shall convey to Buyer title to the Real Property by execution and delivery of the Deed. The Title Policy shall show title as subject to no exceptions other than the following (collectively, the "PERMITTED EXCEPTIONS"):

          (a) The lien for real estate taxes and assessments not yet delinquent;

          (b)  Interest of Tenants pursuant to the Leases; and

          (c) Such other exceptions as may be approved in writing by Buyer pursuant to SECTION 7.1 hereof.

     6.2 TITLE INSURANCE. Buyer's obligation to purchase the Property shall be subject to the irrevocable commitment of the Title Company to issue the Owner's Title Policy upon payment of its normal premium on the Closing Date. In addition, and provided Buyer satisfies any requirements of the Title Company therefor prior to the Closing Date, the Owner's Title Policy shall be issued together with such endorsements thereto as Buyer may request; provided, however, that if any such


                                       12.

endorsements are required to change an exception to title to which Buyer has objected into a Permitted Exception, then the cost of such endorsement shall be paid by Seller.

     6.3 PERSONAL PROPERTY AND CONTRACTS. At the Closing, Seller shall transfer to Buyer title to the Personal Property and Seller's interest in the Contracts by execution and delivery of the Bill of Sale and the Contract Assignment. Buyer shall assume the performance of all of Seller's obligations under the Contracts arising after the Closing Date, but only as to those Contracts, if any, which Buyer has approved and consented to during the Inspection Period; and all Contracts not approved by Buyer shall be cancelled or cancellable as of Closing. Seller shall indemnify and hold Buyer harmless from and against all liability or claims made against Buyer or the Property with respect to any Contract not approved by Buyer.

                                   ARTICLE VII

               BUYER'S ADDITIONAL CONDITIONS PRECEDENT TO CLOSING

     Buyer's obligation to purchase the Property shall be conditioned upon the fulfillment of each of the following conditions precedent:

     7.1  APPROVAL OF TITLE.

          (a) Buyer shall have reviewed and approved, within the time period and in the manner provided below, the PTR, including copies of all documents referred to in the PTR (other than encumbrances to be discharged by Seller on or before Closing).

          (b) Seller shall cause the PTR and all supporting materials, including copies of all documents referred to in the PTR, and an ALTA survey of the Real Property dated within forty (45) days prior to Closing (the "SURVEY"), to be delivered to Buyer by 4:00 p.m., Pacific time, on or before the 10th Business Day after the Effective Date. By 4:00 p.m., Pacific time, on April 21, 1997, Buyer shall notify Seller and Escrow Holder in writing which exceptions to title shown in the PTR, if any, will not be accepted by Buyer and those matters disclosed by the Survey, if any, which will not be accepted by Buyer (collectively, the "DISAPPROVED TITLE MATTERS"); all other matters and exceptions to title shown in the PTR and conditions disclosed by the Survey shall be deemed approved by Buyer. If Buyer fails to notify Seller and Escrow Holder within the required time period of any Disapproved Title Matters, Buyer shall be deemed to have approved the condition to the Real Property as to such title and survey matters. If Buyer notifies Seller of any Disapproved Title Matters, Seller shall have until 4:00 p.m., Pacific time, on April 28, 1997, to notify Buyer and Escrow Holder in writing that:


                                       13.

               (i) Seller shall use its reasonable efforts to either (A) cause any Disapproved Title Matters to be removed by the Closing, or (B) obtain, at Seller's expense, an endorsement or other curative effect acceptable to Buyer in Buyer's sole and absolute discretion (in which case, Seller may extend the Closing Date for such period as shall be required to effect such cure, but not beyond ten (10) calendar days). Notwithstanding the foregoing, however, Seller shall not be obligated to pay an amount in excess of $10,000.00 for the removal of any Disapproved Title Matters; or

               (ii) Seller elects not to cause any such Disapproved Title Matters to be removed.

          (c)  If Seller gives Buyer and Escrow Holder notice under subsection
(b)(ii) above, Buyer shall have until 4:00 p.m., Pacific time, on May 2, 1997, to notify Seller and Escrow Holder that (i) Buyer revokes its disapproval of such exceptions(s) and matters, and will proceed with the purchase without any reduction in the Purchase Price and take title to the Property subject to such exception(s) and matters, or (ii) Buyer will terminate this Agreement.

     7.2 APPROVAL OF ASSUMPTION DOCUMENTS. Buyer shall have reviewed and approved, which approval shall not be withheld unreasonably, the form and content of each of the documents, instruments, schedules and any and all other writings required by Lender to be executed and delivered by Buyer in order for Buyer to assume the Existing Loan (collectively, the "Assumption Documents").

     7.3  APPROVAL OF OTHER MATTERS.

          (a) By 4:00 p.m., Pacific time, on or before the 5th Business Day after the Effective Date, Seller will deliver to Buyer, or allow Buyer reasonable access to, at the Property, at Seller's place of business, or at such other location as Seller may reasonably indicate, during reasonable times agreed upon in advance by Buyer and Seller, copies of the following, expressly subject to such items being in the possession of or reasonably available to Seller or its manager for the Property:

               (i) a current rent roll and copies of all Leases disclosed thereon;

               (ii)      copies of all Contracts;

               (iii)     a schedule of all Personal Property;

               (iv) copies of the most recent property tax bills for the Property;

               (v) operating statements for Seller's fiscal years 1994, 1995 and 1996 and for each calendar month thereafter;


                                       14.

               (vi) plans and specifications (as-builts, if available) for construction of the Improvements (the "PLANS AND SPECIFICATIONS");


               (vii) copies of certificate(s) of occupancy (or equivalent in the applicable jurisdiction), and any governmental licenses and permits regarding the Property;

               (viii)    Seller's general statement of partnership;

               (ix)      security incident reports;

               (x) a schedule of filed litigation regarding or affecting, directly or indirectly, the Property; and

               (xi)      an aged receivables report current as of the Effective
Date;

               (xii) copies of environmental reports, studies and assessments within Seller's possession or control covering the Property;

               (xiii)    copies of all CC&R's affecting the Property;

               (xiv) copies of all soil reports and analyses within Seller's possession or control pertaining to the soils, seismological, geological and drainable conditions of the Property; and

               (xv) copies of construction and equipment warranties within Seller's possession.

          (c) On or before the expiration of the Inspection Period, Buyer shall notify Seller and Escrow Holder in writing if Buyer objects to any of the matters referred to in subsection (a) or (b) above or to Buyer's own inspection of the Property described in SECTION 5.1 hereof. If Buyer so notifies Escrow Holder of any objection(s), Seller shall have ten (10) calendar days, at Seller's option, to attempt to cure Buyer's objection(s); upon the expiration of such ten (10) day period, Buyer may elect to either rescind its objection(s) or terminate this Agreement.

     7.4 COMPLIANCE BY SELLER. Seller shall have complied with each and every covenant, undertaking and agreement to be kept or performed by Seller as provided in this Agreement; and each representation and warranty made in this Agreement by Seller shall remain true and accurate in all material respects both at the time made and on the Closing Date.


                                       15.

     7.5 NO MATERIAL ADVERSE CHANGE IN PHYSICAL CONDITION. As of the Closing Date, there shall have been no material adverse change in the condition of the Property or any material portion thereof, excepting any event(s) of destruction, damage, or condemnation described in SECTION 13.1 or 13.2.

     7.6 NO INSOLVENCY. Neither Seller nor any of its affiliates (i) shall be in receivership or dissolution, (ii) shall have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) shall have been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction; and no such petition shall have been filed against Buyer or any of its general partner(s); or if any such proceeding has been filed against any general partner and is pending, the Bankruptcy Court having jurisdiction over such matter shall have entered an order allowing such general partner and Seller to proceed to close the transaction contemplated by this Agreement in accordance with its terms and provisions.

     7.7 TENANT ESTOPPELS. Buyer shall have received from Seller a Tenant Estoppel Certificate for each Tenant whose lease term extends beyond the Closing Date no later than seven (7) days prior to the expiration of the Inspection Period, which Tenant Estoppel Certificates shall be substantially in the same form as EXHIBIT I attached hereto and otherwise acceptable to Buyer.

     7.8 WAIVER. At any time or times on or before the Closing, at Buyer's election, Buyer may waive any of the foregoing conditions by written notice to Seller. Other than Buyer's closing the transaction contemplated by this Agreement which shall waive all such unfulfilled conditions, no waiver shall be effective unless made in writing specific as to the conditions or matters so waived. No such waiver shall be inferred or implied by any act or conduct of Buyer or reduce the rights or remedies of Buyer arising from any breach of any undertaking, agreement, covenant, warranty, or representation of Seller under this Agreement.

     7.9 TERMINATION. If any of the foregoing conditions are neither fulfilled, nor waived as provided above, Buyer, at its election by written notice to Seller, may terminate this Agreement and be released from all obligations under this Agreement (other than those described in this SECTION 7.8 and SECTIONS 15.2(b) and 15.10 hereof). In the event of such termination by Buyer, the Deposit shall be returned immediately to Buyer, all documents deposited in Escrow by Buyer or Seller shall be returned to the depositing party, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller, and, except as otherwise set forth in this ARTICLE VII, each party hereto shall bear its own costs incurred herewith.


                                       16.

                                  ARTICLE VIII

                    SELLER'S CONDITIONS PRECEDENT TO CLOSING

     Seller's obligation to sell the Property shall be conditioned upon the fulfillment of each of the following conditions precedent:

     8.1 COMPLIANCE BY BUYER. Buyer shall have complied with each and every covenant, undertaking and agreement to be kept or performed by Buyer as provided in this Agreement; and each representation and warranty made in this Agreement by Buyer shall remain true and accurate in all material respects both at the time made and on the Closing Date.

     8.2 ORGANIZATIONAL AND AUTHORIZATION DOCUMENTS. Buyer shall have delivered to Escrow Holder and to Seller certified copies of Buyer's articles of incorporation, bylaws, and all amendments or modifications thereto, corporate resolutions and incumbency certificates and a certificate of good standing issued within twenty (20) calendar days prior to the Closing Date and certified as being correct by the appropriate official of Buyer's jurisdiction of incorporation.

     8.3 TERMINATION. If any of the foregoing conditions are neither fulfilled nor waiver by Seller, Seller shall have the option to terminate this Agreement by delivering to Buyer and Escrow Holder written notice of such termination. If Seller elects to terminate this Agreement, Escrow Holder, without any further instruction from either Buyer or Seller, shall pay to Seller the Deposit if the condition that was not satisfied is the condition set forth in SECTION 8.1 or
8.2. Thereafter, this Agreement shall be null and void and of no further force or effect and, except as provided in this SECTION 8.3 and SECTIONS 15.2(b) and
15.10 hereof, neither party shall have any further rights or obligations hereunder, other than those rights and obligations that, by their terms survive the termination of this Agreement. In the event of such termination by Seller, all documents deposited in Escrow by Buyer or Seller shall be returned to the depositing party, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller and each party hereto shall bear its own costs incurred herewith.

                                   ARTICLE IX

                               ESCROW AND CLOSING

     9.1 DEPOSIT WITH ESCROW HOLDER AND ESCROW INSTRUCTIONS. Escrow herein (the "ESCROW") shall be established with Escrow Holder, at the address listed in
Article II(r) above. Upon execution of this Agreement, the parties shall deposit an executed copy of this Agreement with Escrow Holder. This Agreement shall serve as the instructions


                                       17.

to Escrow Holder to consummate the purchase and sale contemplated hereby.
Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any additional or supplementary escrow instructions, however, the terms of this Agreement shall control.

     9.2  CLOSING.

          (a) Except as may be provided otherwise herein, the Closing shall occur by 4:00 p.m., Pacific time, on the thirtieth (30) day from and after the last day of the Inspection Period, unless the parties hereto agree in writing to an earlier or later date and/or time.

          (b) If either party has complied with the terms and conditions of this Agreement before the scheduled Closing Date and the other party is not in a position to close by the scheduled Closing Date, the defaulting party shall be deemed to be in material breach of this Agreement. The party who has fully complied may terminate this Agreement and, whether or not this Agreement is terminated, Buyer may exercise all remedies available to it at law or in equity, and Seller's remedies shall be limited to the provisions for liquidated damages set forth in SECTION 4.4 hereof.

     9.3 DELIVERIES BY SELLER. At least one (1) business day prior to the Closing Date, Seller shall deliver or cause to be delivered to Escrow Holder the following:

          (a) the Deed, duly executed and acknowledged by Seller and in recordable form;

          (b) Seller's Non-Foreign Affidavit, in the form of EXHIBIT F attached hereto, duly executed and acknowledged by Seller;

          (c) the Assumption Documents executed by Seller as required by Lender, if at all;

          (d) any other cash, documents, or instruments called for hereunder to be paid, executed, or delivered by Seller that have not previously been delivered by Seller to Escrow Holder; and

          (e) such articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications or other corporate, partnership or trust documents or agreements or other reasonable proof of authority relating to Seller as Buyer or Escrow Holder shall reasonably require in connection with this transaction.


                                       18.

     9.4 DELIVERIES BY BUYER. At least one (1) business day prior to the Closing Date, Buyer shall deliver or cause to be delivered to Escrow Holder the following:

          (a) such articles of incorporation, agreements or certificates of partnership, resolutions, authorizations, bylaws, certifications or other corporate, partnership or trust documents or agreements or other reasonable proof of authority relating to Buyer as Seller or Escrow Holder shall reasonably require in connection with this transaction;

          (b) cash or other immediately available funds sufficient to pay the Balance, Buyer's portion of the closing costs, and any other amounts payable by Buyer in order to permit Escrow Holder to close the Escrow;

          (c)  the Assumption Documents executed by Buyer; and

          (d) any other cash, documents or instruments called for hereunder to be paid, executed or delivered by Buyer or that are required for the Closing hereunder that have not been previously delivered by Buyer to Escrow Holder.

     9.5 ADDITIONAL DELIVERIES BY BUYER AND SELLER. At least one (1) business day prior to the Closing Date, Seller also shall deliver or cause to be delivered to Escrow Holder, and Buyer also shall deliver or cause to be delivered to Escrow Holder, the following documents:

          (a) two (2) originals of the Bill of Sale, duly executed and acknowledged by Seller and Buyer;

          (b) two (2) originals of the Contract Assignment, duly executed and acknowledged by Seller and Buyer;

          (c) the Lease Assignment, duly executed and acknowledged by Seller and Buyer and in recordable form;

          (d) notices to the Tenants (the "TENANT NOTICES") substantially in the form of EXHIBIT G, duly executed by Seller;

          (e) a Declaration of Value to be completed and executed by Escrow Holder and filed with the office of the County Recorder of Clark County, Nevada; and

          (f) a closing statement prepared by Escrow Holder and approved by Buyer and approved by Seller.


                                       19.

     9.6 OTHER INSTRUMENTS. Seller and Buyer each shall deposit any other documents or instruments that may be reasonably required by the other party and/or Escrow Holder, or that are otherwise required to close the Escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.

     9.7  PRORATIONS AND APPORTIONMENTS.

          (a) All revenues from the Property and all expenses of the Property shall be prorated and apportioned as of 11:59 p.m., California time, on the day before the Closing Date (the "PRORATIONS"). Taxes shall be prorated as of the Closing Date, based on a 365-day year. Accrued and unpaid interest under the Existing Loan shall be prorated as of the Closing Date, based on a 360 day year as provided for pursuant to the terms and provisions of the Existing Loan. Seller shall be charged and credited for such Prorations up to the Closing Date and Buyer shall be charged and credited (or, at Seller's option, paid by check for unused security or other deposits) for all of the same on and after the Closing Date. Prior to the Closing, Buyer and Seller shall review and approve the Prorations. If the actual amounts to be prorated are not then known, or if any additional expenses are incurred or income received after the date the Prorations are made, the Prorations shall be made on the basis of the best evidence then available. When actual figures are later received, a cash settlement will be made between Seller and Buyer. All utility bills shall be prorated when the last bill incurred by Seller is received. No Prorations shall be made for rents, license payments, receivables or accounts ("REVENUES") delinquent as of the Closing Date, and no credit shall be given to Seller for any Revenues delinquent as of the Closing Date. As used in the immediately preceding sentence, the term "delinquent" shall mean, with respect to any Revenue, that the Revenue in question accrued at any time prior to the then-current calendar month. Nevertheless, if Buyer collects any Revenues that were delinquent on or before the Closing, such Revenues shall be attributed first to the current Revenues and then to the portion that was delinquent on or before the Closing and Buyer shall promptly remit to Seller the portion of such Revenues collected, if any, attributable to the period of time prior to the Closing Date.

          (b) Tenants may be obligated to pay Additional Rents. With respect to any Additional Rents that are based on estimates and that are subject to adjustment and/or reconciliation after the Closing Date, Seller and Buyer shall re-prorate such Additional Rents (including any portions thereof that may be required to be refunded to Tenants) at the time that such estimates are actually adjusted and/or reconciled. Any amounts that may be due Seller as a result of such re-prorations shall be paid by Seller to Buyer promptly after written request therefor is delivered to Seller by Buyer (together with evidence reasonably satisfactory to Seller of the amounts due the Tenants).


                                       20.

          (c) Seller shall be responsible for the payment of any leasing commissions earned prior to the Effective Date, and Buyer shall be responsible for the payment of any leasing commissions earned from and after the Effective Date, regardless of when any such leasing commissions become due, provided that such commissions have been disclosed to and approved by Buyer prior to expiration of the Inspection Period. Each party to this Agreement shall indemnify the other party against and hold the other party harmless (using counsel reasonably satisfactory to such other party) from and against any and all damages, liabilities, costs, expenses and losses (including, but not limited to attorneys' fees and costs) arising out of any action for the collection of leasing commissions that are such party's responsibility pursuant to this subsection.

          (d)  The provisions of this Section shall survive the Closing.

     9.8 COSTS AND EXPENSES. Seller shall pay the premium for the Owner's Title Policy in the amount of the Purchase Price. Buyer shall pay the cost of the Survey. Seller shall also pay the cost of any city and/or county transfer taxes applicable to the transfer of the Property to Buyer, all recording charges for the Deed and the Lease Assignment, and the cost, if any, to record any corrective instruments. If Buyer elects to obtain endorsements for the Owner's Title Policy, in addition to those necessary to cure title objections as provided for in Section 6.2, Buyer shall pay all the premiums for such additional endorsements. Buyer shall also pay any special sales, gross receipts or transaction taxes imposed on Buyer in connection with the purchase and sale of the Property. Costs and charges of the Escrow shall be borne equally by Seller and Buyer. All other taxes, costs, and charges for the sale of the Property shall be paid by Seller and/or Buyer, as the case may be, in accordance with the usual customs and practices in the City of Henderson, County of Clark, State of Nevada.

     9.9 INSURANCE; UTILITIES. Buyer acknowledges that Seller will cause its policies of casualty and liability insurance to be terminated with respect to the Property as of the Closing Date. Buyer shall be responsible for obtaining its own insurance as of the Closing Date and thereafter. Any deposits for utilities made by Seller shall be refunded to Seller and Buyer shall arrange for any required replacements therefor and Buyer shall be responsible for obtaining its own utilities as of the Closing Date and thereafter.

     9.10 CLOSE OF ESCROW. Provided that (I) Escrow Holder has received the documents and funds described in SECTIONS 9.3, 9.4, and 9.5 hereof; (ii) Escrow Holder has not received prior written notice from either party to the effect that an agreement of either party made hereunder has not been performed or to the effect that any condition set forth herein has not been satisfied or waived;
(iii) Buyer has not elected to terminate its rights and obligations hereunder pursuant to ARTICLE VII; and (iv) the Title Company has issued or is unconditionally prepared and committed to



                                       21.

issue the Owner's Title Policy to Buyer, Escrow Holder is authorized and instructed on the Closing Date to:

          (a) cause the Deed and the Lease Assignment to be recorded, in that order, in the Official Records of Clark County, State of Nevada;

          (b) deliver the Cash Balance to Seller, less Seller's share of closing costs and Prorations (except to the extend paid to Buyer by check in accordance with SECTION 9.7 hereof), in the manner specified by Seller in separate instructions to Escrow Holder;

          (c) Deliver the Assumption Documents to Lender or in accordance with Lender's instructions.

          (d) deliver to Buyer an original of each of the Bill of Sale and the Contract Assignment, an as-recorded conformed copy of each of the Deed and the Lease Assignment, and a copy of the fully executed Assumption Documents; and deliver to Seller an original of each of the Bill and Sale and the Contract Assignment, and an as-recorded conformed copy of each of the Deed and the Lease Assignment;

          (d)  deliver Seller's Non-Foreign Affidavit to Buyer; and

          (e)  deliver all of the executed Tenant Notices to the Tenants.

     9.11 NOTIFICATION; CLOSING STATEMENTS. If Escrow Holder cannot comply with the instructions herein (or as may be provided later), Escrow Holder is not authorized to cause the recording of any of the Documents. If Escrow Holder is unable to cause the recording, Escrow Holder shall notify the parties without delay. Immediately after the Closing, Escrow Holder shall deliver to Buyer and Seller, respectively, at their addresses listed in SECTION 15.1 hereof, a true, correct and complete copy of the Seller's and Buyer's Closing Statements, in forms customarily prepared by Escrow Holder, as well as all other instruments and documents to be delivered to Buyer and Seller.

                                    ARTICLE X

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     10.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as follows:

          (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full right, power, and authority


                                       22.

to take title to the Property, and to enter into and otherwise perform and comply with the terms of this Agreement;

          (b) this Agreement and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer;

          (c) this Agreement and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the Closing will be, legal, valid and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject;

          (d) Buyer has not relied on any appraisal that may have been made by or for Seller as evidence or as an indication of the value of the Property or as a basis for determining the value of the Property;

          (e) Buyer has not relied on any projection of anticipated revenues for the property that may have been made by or for Seller either as evidence or an indication of the value of the Property or as a basis for determining the value of the Property; and

          (f) except as set forth in SECTION 10.2, no representations of any kind (whether oral or written, express or implied) have been made by Seller or its partners or its and their partners, shareholders, directors, officers, employees or agents to Buyer, and except as provided otherwise in Section 10.2, Buyer is investing in the Property solely in reliance on Buyer's own investigations and evaluation thereof.

          10.2 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as follows:

          (a) Seller is a general partnership duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full right, power, and authority to convey to Buyer all of Seller's right, title and interest in and to the Property, and to enter into and otherwise perform and comply with the terms of this Agreement;

          (b) this Agreement and all documents executed by Seller that are to be delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller;

          (c) this Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing are, or at the time of Closing will be, legal, valid and


                                       23.

binding obligations of Seller, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

          (d) Seller has good and marketable title to the Property and at Closing such title shall be subject only to the Permitted Exceptions.

          (e) Other than the Property, there are no items, tangible or intangible, real or personal, owned by the Seller or any affiliate of Seller as of now or at any time heretofore used in conjunction with the Property or any portion thereof.

          (f) to the best of Seller's knowledge, all of the Property, and the existing uses of the Property, are in compliance with all applicable laws, ordinances, rules, regulations, and requirements of all governmental authorities having jurisdiction thereof, including, without limitation thereto, those pertaining to zoning, land use, subdivision, building, safety, fire and health.

          (g) There is no action, suit, proceeding or investigation pending, or to Seller's best knowledge threatened, before any agency, court, or other governmental authority which relates to the Seller or the ownership, maintenance, or operation of the Property.

          (h) There is no condemnation or eminent domain proceeding affecting the Property or any portion thereof currently pending nor, to Seller's best knowledge, is any such proceeding threatened.

          (i) Seller has received no notice of any failure of the Seller to comply with any applicable governmental requirements in respect of the use, occupation and construction of the Property, including but not limited to environmental, zoning, platting and other land use requirements which have not been heretofore corrected to the satisfaction of the appropriate governmental authority, and Seller has received no notice of and has no knowledge of any violations or investigations relating to any such governmental requirement.

          (j) Seller has received no notice of any default or breach by the Seller under any covenants, conditions, restrictions, rights-of-way, or easements which may effect the Seller in respect to the Property or may effect the Property or any portion thereof, and to Seller's knowledge no such default or breach now exists.

          (k) No special or general assessments have been levied, nor to Seller's knowledge are any such assessments threatened against all or any part of the Property.


                                       24.

          (l) To Seller's knowledge, there has been no default or any claim of default, and to Seller's knowledge no event has occurred, which with notice or lapse of time or both would constitute a default, under any Lease; and to Seller's knowledge no Tenant has asserted or has any defense, set off, or claim with regard to his tenancy pursuant to the lease, any law or otherwise.

          (m) All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of Closing will be installed to the property lines of the Real Property, are and at the time of Closing will be connected and operating pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by Seller and its licensees and invitees. All public utilities required for the operation of the Property either enter the Property through adjoining public streets, or if they pass through adjoining private land do so in accordance with valid public easements or private easements which will inure to the benefit of Buyer at Closing and thereafter.

          (n) To the best knowledge of Seller, the heating, ventilation, air conditioning, mechanical, electrical and other systems and equipment forming a part of or used in connection with the Property are operative and in good working condition and in compliance with all applicable laws, ordinances, regulations and requirements.

          (o) Seller is not a foreign person as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

          (p) To Seller's best knowledge, no asbestos, PCBs or urea formaldehyde were used in the construction of the improvements on the Property.

          (q) To Seller's best knowledge, the Property complies with all applicable requirements of the Equal Opportunity for Individuals Act (ADA), 42 U.S.C. 12101 and the regulations promulgated and set forth at 28 CFR 36.401 ET SEQ.

          (r) The survey, mechanical and structural plans and specifications, soils reports, certificates of occupancy, warranties, operating statements, income and expense reports and all other books and records relating to or affecting the Property, and all other contracts or documents delivered to Buyer pursuant to this Agreement or in connection with the execution hereof are and at the time of Closing will be true and correct copies, are and at the time of Closing will be in full force and effect and contain no inaccuracies or misstatements of fact, and all such documents relating to or affecting the Property have been or will be delivered to Buyer pursuant to this Agreement.


                                       25.

          (s) To Seller's best knowledge, no representation, warranty or statement of Seller in this Agreement or in any document, certificate, exhibit or schedule furnished or to be furnished to Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein misleading. All such representations, warranties or statements of Seller are based upon current, accurate and complete information as of the time of their making and to Seller's best knowledge there has been no adverse material change in such information subsequent thereto.

          (t) The copies of the Leases delivered to Buyer are true and correct copies of all such Leases and are in full force and effect and there are no other agreements, written or oral, with respect to the tenancies. There are no unpaid amounts due and owing by Seller under any such Lease, except for amounts for which Buyer is to receive full credit through proration at Closing. No Tenant under any of the Leases has prepaid any rent or other charges for more than the current month. No Tenant under any of the Leases has any right or option to purchase the Property or any portion thereof or interest therein, and there are no outstanding agreements of sale with respect to the Property or any portion thereof or any interest therein. Except as provided in the Leases, no Tenant has the right to renew or extend any of the Leases or has any options or rights of first refusal with respect to leasing of other space, and no Tenant has the right to free rent, rebate, allowance, concession, security or other deposit.

          (u) The copies of the Contracts and all Information previously delivered to Buyer are true and correct copies of all such Contracts and Information and are in full force and effect. There are no unpaid amounts due and owing by Seller under any such Contract, except for amounts for which Buyer is to receive full credit through proration at Closing. There are no other service or maintenance contracts relating to the Property.

          (v) Except as disclosed in writing to Buyer, there are no commissions, finder's fees or other compensation owing or which may become owing to any broker or any other person or entity with respect to any Lease or occupancy agreement including, without limitation, any such compensation with respect to any future renewals, extensions or expansions thereof.

          (w) Seller is not party to, or otherwise bound by, any collective bargaining agreement or multi-employer pension fund covering employees who service the Property.


                                       26.

          (x) There is no current labor dispute with any maintenance or other personnel or employees of Seller or any contracts with respect to the Property which could adversely affect the use, operation or value of the Property.

          (y) To the best knowledge of Seller, Seller has obtained all licenses, permits, approvals, easements and rights of way required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Property as required to permit the normal intended usage of the Property by the tenants thereof, their invitees and customers. Seller has materially complied with all such licenses and permits and has not received any notice that any such licenses or permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any such renewal.

          (z) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact which would prevent Buyer from using and operating the Property after Closing in the manner in which the Property has been used, leased and operated prior to the date hereof.

          (aa) Seller has not committed nor obligated itself in any manner whatsoever to sell the Property to any party other than Buyer. Seller has not hypothecated or assigned any rents or income from the Property in any manner, other than pursuant to the Existing Loan.

          (bb) Seller shall hold as confidential all information concerning Buyer or the transaction contemplated hereby disclosed to Seller in connection with said transaction; and Seller shall not, prior to Closing, release any such information to third parties without Buyer's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law.

          (cc) Seller represents and warrants to Buyer that Seller, during any period of time that Seller held title to or otherwise controlled the Property, has not caused or permitted any Hazardous Material to be brought upon, kept, or used in or about the Property by Seller, or to Seller's best knowledge, any tenant of the Property, or to Seller's best knowledge, any of their respective agents, employees, contractors or invitees, except for Hazardous Materials which are necessary or convenient to the operation of the businesses currently operated on the Property and which at all times have been used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Property.

     Except for the representations and warranties made by Seller pursuant to this Section 10.2, and without limiting same, Buyer will decide whether or not to purchase the Property and accept same in its "as-is" condition, with all faults, based upon its


                                       27.

own inspections and analysis of the Property as allowed pursuant to the terms and provisions of this Agreement.

     10.3 CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by the respective parties contained in this
Article 10 are intended to and shall remain true and correct as of the time of the Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property for a period of one (1) year following the Closing Date.

                                   ARTICLE XI

                                   POSSESSION

     Possession of the Property shall be delivered to Buyer immediately following the Closing, subject to the rights of Tenants.

                                   ARTICLE XII

                            OPERATION OF THE PROPERTY

     During the Escrow Period, Seller shall not accept any payment of rent (except as a security deposit) or other charges from any tenant of the Property applicable to a period exceeding one (1) month in advance, nor apply any security deposit to rent due from any tenant of the Property without in each case obtaining Buyer's prior written consent thereto (which consent shall not be unreasonably withheld or delayed by Buyer). In addition to the foregoing,
Seller: (i) shall manage, maintain, operate, and service the Property consistent with standards in the industry for the first class operation of similar projects of comparable quality in the same area as the Property is located, maintaining present services; (ii) shall keep the Property and every portion thereof in reasonably good working order and repair; (iii) shall maintain a sufficient inventory of supplies, materials, equipment and other personal property for the proper management, maintenance, operation and servicing of the Property; and
(iv) shall not, except with Buyer's prior written consent (which consent shall not be unreasonably withheld or delayed by Buyer), approve, consent to, or otherwise permit any material change in the operations of the Property during the Escrow Period, including, without limitation:

          (a) any material alterations to the Improvements except as may be necessary in order to perform ordinary, scheduled maintenance;

          (b) cancellation of or material reduction in the amount or scope of coverage under any insurance currently maintained with respect to the Property;


                                       28.

          (c)  cancellation or surrender of any existing Permit; and

          (d) any other material variation from Seller's ordinary course of business in connection with the Property.

                                  ARTICLE XIII

                  LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

     13.1 DAMAGE OR DESTRUCTION.

          (a) Before the Closing, risk of loss with regard to the Property shall be borne by Seller. If, before the Closing, the Improvements or the Personal Property are destroyed or materially damaged, Buyer's rights and obligations with respect to the Property shall be as follows:

               (i) if the destruction or damage involves a diminution in value equal to or less than $500,000.00 (the "DIMINUTION THRESHOLD"), Buyer shall be obligated to proceed to close the transaction (subject to satisfaction of the other provisions hereof) and, if, but only if, Escrow actually closes, Buyer shall receive a credit against the Purchase Price equal to the lesser of (A) the cost to repair the damage or destruction and (B) the amount of the deductible under Seller's casualty insurance policy; or

               (ii) if the destruction or damage involves a diminution in value of more than the Diminution Threshold, Buyer shall have the option (which must be exercised by Buyer within fifteen (15) calendar days after Buyer's receipt of written notice from Seller advising of such destruction or damage), to terminate this Agreement or to proceed with the Closing and, if Buyer elects to proceed with Closing, Buyer shall receive a credit against the Purchase Price equal to the lesser of (A) the cost to repair the damage or destruction and (B) the amount of the deductible under Seller's casualty insurance policy.

          (b) If Buyer and Seller cannot agree as to the diminution in value, then such diminution in value shall be determined by subtracting from the Purchase Price the fair market value of the Property after the damage, as determined by ________________, M.A.I. or, if _________________, M.A.I. is
unable to undertake such appraisal, ___________________, M.A.I. The expense of the appraiser shall be borne equally by Buyer and Seller.

          (c) If Buyer is obligated or elects to proceed to close the transaction under either subsection (a)(i) or (a)(ii) above, all casualty insurance proceeds from


                                       29.

Seller's casualty insurance policy shall be assigned by Seller to Buyer at the Closing and forwarded to Buyer immediately upon receipt thereof by Seller.

          (d)  If Buyer elects to terminate this Agreement under subsection
(a)(ii) above, this Agreement shall become null and void and of no further force or effect and, except as provided in SECTIONS 5.2, 15.2(b) and 15.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason thereof, other than those rights and obligations that, by their terms, survive termination of this Agreement. In the event of such termination, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller. Also, each party shall bear its own costs incurred hereunder.

     13.2 CONDEMNATION.

          (a) If, before the Closing, all of the Property shall be taken by condemnation or eminent domain, this Agreement shall become null and void and of no further force or effect and, except as provided in SECTIONS 5.2, 15.2(b) and
15.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller. Also, each party shall bear its own costs incurred hereunder.

          (b) If, before the Closing, (i) less than all of the Property shall be taken by condemnation or eminent domain, (ii) there is any taking of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, or (iii) there is any change of grade of such street, road, highway or avenue, provided such taken or change of grade involves a diminution in value of more than the Diminution Threshold, then Buyer, at Buyer's option, may terminate this Agreement. If Buyer elects to terminate this Agreement under this subsection (b), this Agreement shall become null and void and of no further force or effect and, except as provided in SECTIONS 5.23, 15.2(b) and 15.10 hereof, neither Buyer nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof, other than those rights and obligations that, by their terms, survive the termination of this Agreement. In the event of such termination, the costs of the Title Company and Escrow Holder shall be borne equally by Buyer and Seller. Also, each party shall bear its own costs incurred hereunder.

          (c) If Buyer and Seller cannot agree as to the diminution in value, then such diminution in value shall be determined by subtracting from the Purchase Price the fair market value of the Property after the taking, as determined by ______________________, M.A.I. or, if _________________, M.A.I. is
unable to undertake


                                       30.

such appraisal, ___________________, M.A.I. The expense of the appraiser shall be borne equally by Buyer and Seller.

          (d) If this Agreement is not terminated in accordance with the foregoing, or if such taking involves a diminution in value equal to or less than the Diminution Threshold, Buyer shall accept title to the Property subject to such taking. In such event, Buyer shall receive a credit against the cash portion of the Purchase Price in amount of the diminution in value.

                                   ARTICLE XIV

                     AUDIT RESPONSIBILITIES AND LIABILITIES

     From time to time, both before and after Closing, Buyer may be engaged in financing and other transactions which will require that both Buyer and the operation of the Property be audited as to then current and past operations of the Property, including periods of time during which Seller owned the Property. As a material inducement for Buyer to enter into this Agreement, Seller agrees that upon written request of Buyer, Seller shall render its timely and cooperative efforts to any such auditors in delivering such responses to inquiries and information as is within the knowledge or records of Seller with respect to the operations of the Property or which is within the control or reasonable ability of Seller to obtain, including, without limitation, operating statements and other financial information relevant to the Property and its operations. In addition to the foregoing, Seller shall sign and deliver to any such auditor, such auditor's standard representation letter with respect to the foregoing matters, revised by Seller only to the extent necessary to make same true and correct as to the matters represented by Seller therein.

     Buyer shall pay all reasonable out-of-pocket costs and expenses incurred by Seller in complying with the requirements of this Article 14. The terms and provisions of this Article 14 shall survive the Closing.

                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1 NOTICES. Any communication, notice or demand of any kind whatsoever that either party may be required or may desire to give to or serve upon the other shall be in writing, addressed to the parties at the addresses set forth below, and delivered by personal service, by Federal Express or other reputable overnight delivery service, by facsimile transmission, or by registered or certified mail, postage prepaid return receipt requested:


                                       31.

     If to Seller:       PICO Associates
                         313 North Birch Street
                         Santa Ana, California    92701

                         ATTN: J. Daniel Fox
                               General Partner

                         Facsimile No.: (714) 836-0226
                         Telephone No.: (714) 836-0920

     With a copy to:






     If to Buyer:        Pan Pacific Development (U.S.) Inc.
                         1631-B South Melrose Drive
                         Vista, California 92083

                         ATTN: Mr. Stuart Tanz
                               President and Chief Executive Officer

                         Facsimile No.:      (619) 727-1430
                         Telephone No.:      (619) 727-1002

     With a copy to:     Hale, Lane, Peek, Dennison, Howard,
                            Anderson and Pearl
                         100 West Liberty Street, 10th Floor
                         Reno, Nevada   89501

                         ATTN: William C. Davis, Jr., Esq.

                         Facsimile No.: (702) 786-6179
                         Telephone No.: (702) 786-7900

          Any such notice shall be deemed delivered as follows: (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if sent by Federal Express or other reputable overnight courier service, the date of delivery to the address of the person to receive such notice; (c) if sent by facsimile transmission, on the Business Day transmitted to the person to receive such notice if sent by 5:00 p.m., California time, on such Business Day, and the next Business Day

                                       32.

if sent after 5:00 p.m., California time, or on a day other than a Business Day; or (d) if mailed, three (3) calendar days after depositing same in the mail. Any notice sent by facsimile transmission must be confirmed by personally delivering or mailing a copy of the notice sent by facsimile transmission. Any party may change its address for notice by written notice given to the other at least five (5) calendar days before the effective date of such change in the manner provided in this SECTION 15.1.

     15.2 BROKERS AND FINDERS.

          (a) Seller shall pay a brokerage commission to MANARINO & ASSOCIATES, INC. if, but only if, the sale contemplated herein actually closes pursuant to the terms of a separate agreement between Seller and MANARINO & ASSOCIATES, INC. Escrow Holder is hereby instructed to pay to Manarino & Associates at Closing a brokerage commission equal to one and one-quarter percent (1.25%) of the Purchase Price from Seller's proceeds. Buyer shall pay a brokerage commission to N/A if, but only if, the sale contemplated herein actually closes pursuant to the terms of a separate agreement between Buyer and N/A. Other than MANARINO & ASSOCIATES, INC. and N/A, Buyer and Seller each represents to the other that it has not dealt with any other broker or agent in connection with the proposed purchase and sale of the Property.

          (b) In the event of a claim for broker's fees, finder's fees, commissions or other similar compensation in connection herewith: (I) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, shall indemnify, defend (using counsel reasonably satisfactory to Seller) and hold Seller harmless from and against any and all damages, liabilities, costs, expenses and losses (including, without limitation, attorneys' fees and costs) that Seller sustains or incurs by reason of such claim; and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, shall indemnify, defend (using counsel reasonably satisfactory to Buyer) and hold Buyer harmless from and against any and all damages, liabilities, costs, expenses and losses (including, without limitation, attorneys' fees and costs) that Buyer sustains or incurs by reason of such claim. The provisions of this subsection shall survive the termination of this Agreement or the Closing.

     15.3 SUCCESSORS AND ASSIGNS. Seller may assign its rights and obligations hereunder. Buyer's interest under this Agreement may be assigned to an affiliate of Buyer provided Buyer guarantees in writing to Seller the full performance by such affiliate of Buyer's obligations hereunder. All other assignments of Buyer's interest shall be subject to the prior written consent of Seller, which consent shall not be withheld unreasonably. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, administrators and permitted successors and assigns.


                                       33.

     15.4 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by both parties.

     15.5 INTERPRETATION. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Further, each party hereby acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

     15.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     15.7 MERGER OF PRIOR AGREEMENTS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written representations, warranties, statements, documents, understandings and agreements with respect thereto.

     15.8 ATTORNEYS' FEES AND COSTS. If either Buyer or Seller brings any suit or other proceeding with respect to the subject mater or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Section 101 ET SEQ., or any successor statutes.

     15.9      TIME OF ESSENCE.  Time is of the essence of this Agreement.

     15.10 CONFIDENTIALITY. Buyer and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement and the contents of any environmental report prepared by or for Buyer in connection with this Agreement confidential and that no publicity or press release to the general public or otherwise with respect to this transaction shall be made by either party without the prior written consent of the other party (which consent may be given or denied in the


                                       34.

other party's sole and absolute discretion). The confidentiality provisions of this SECTION 15.10 shall survive the Closing.

     15.11 NO WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party make the waiver.

     15.12 FURTHER ACTS. Each party, at the request of the other, shall execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other additional acts, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.

     15.13 EXHIBITS. EXHIBITS A through I, inclusive, are attached hereto and incorporated herein by reference.

     15.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart. Any signature page of any counterpart of this Agreement may be detached and reattached to any other counterpart of this Agreement.

     15.15 NO INTENT TO BENEFIT THIRD PARTIES. Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy or benefit by reason of, any provision of this Agreement.

     15.16 PERFORMANCE DUE ON DAY OTHER THAN BUSINESS DAY. If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday or Holiday, the act in question may be performed on the next succeeding Business Day.

     15.17 JOINT AND SEVERAL OBLIGATIONS. If Buyer or Seller is comprised of more than one person or entity, then all persons or entities that comprise Buyer and Seller, as applicable, shall be jointly and severally liable for all the covenants, agreements, and obligations of Buyer or Seller, as the case may be, contained in this Agreement.


                                       35.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates written below.

                                   "SELLER"

                                   PICO ASSOCIATES,
                                   a Nevada general partnership


     Dated:                        /s/  J. Daniel Fox
            ---------------        ---------------------------------------
                                   By:  J. Daniel Fox
                                   Its: General Partner


                                   /s/  Dick Chiang
                                   ---------------------------------------
                                   By:  Dick Chiang
                                   Its: General Partner


     Dated:                        /s/  Richard Lang Cottrell
            ---------------        ---------------------------------------
                                   By:  Richard Lang Cottrell
                                   Its: General Partner


                                   "BUYER"

                                   PAN PACIFIC DEVELOPMENT (U.S.) INC.,
                                   a Delaware corporation



     Dated:                        /s/  Stuart A. Tanz
            ---------------        ---------------------------------------
                                   By:  Stuart A. Tanz
                                   Its: President & Chief Executive Officer


                                       36.